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Exhibit 5.2

BAKER & MCKENZIE LLP

April 22, 2014

We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Sprott Physical Gold Trust on April 22, 2014, as such may thereafter be amended or supplemented, and in the base prospectus contained therein, under the caption "Legal Matters". In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act 1933, as amended.

/s/ BAKER & MCKENZIE LLP Baker & McKenzie LLP

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  Exhibit 5.2
BAKER & MCKENZIE LLP